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                                                                   EXHIBIT 21.1

                              List of Subsidiaries


                                                                           Jurisdiction of
Name                                                                        Incorporation
----                                                                        -------------
Cypress Semiconductor (Minnesota) Inc. (CMI)     . . . . . . . . . . . . . . .  Delaware
Cypress Semiconductor (Texas) Inc. (CTI)     . . . . . . . . . . . . . . . . .  Delaware
Cypress Semiconductor Round Rock, Inc.   . . . . . . . . . . . . . . . . . . .  Delaware
Cypress Export, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Barbados
Cypress Investment Corporation . . . . . . . . . . . . . . . . . . . . . . . .  Delaware
Cypress Semiconductor International, Inc.  . . . . . . . . . . . . . . . . . .  Delaware
Cypress Semiconductor SARL . . . . . . . . . . . . . . . . . . . . . . . . . .  France
Cypress Semiconductor GmbH . . . . . . . . . . . . . . . . . . . . . . . . . .  Germany
Cypress Semiconductor India Private Limited  . . . . . . . . . . . . . . . . .  India
Cypress Semiconductor Italia S.r.l.  . . . . . . . . . . . . . . . . . . . . .  Italy
Cypress Semiconductor K.K. . . . . . . . . . . . . . . . . . . . . . . . . . .  Japan
Cypress Semiconductor AB . . . . . . . . . . . . . . . . . . . . . . . . . . .  Scandinavia
Cypress Semiconductor Limited      . . . . . . . . . . . . . . . . . . . . . .  UK
Cypress Semiconductor Singapore Pte. Ltd   . . . . . . . . . . . . . . . . . .  Singapore
Cypress Semiconductor Canada . . . . . . . . . . . . . . . . . . . . . . . . .  Canada
Cypress Semiconductor Korea    . . . . . . . . . . . . . . . . . . . . . . . .  Korea
Cypress Semiconductor Philippines Inc. (CSPI)  . . . . . . . . . . . . . . . .  Philippines
Cyland Corporation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Philippines
Cypress Semiconductor (Thailand) Co., Ltd.   . . . . . . . . . . . . . . . . .  Thailand
Cypress Semiconductor World Trade Corporation  . . . . . . . . . . . . . . . .  Cayman Islands









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